Exhibit 99.1
SIXTH AMENDMENT
TO CREDIT AGREEMENT
     THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (“Sixth Amendment”), dated as of March 21, 2007, is made and entered into by and between MOTORCAR PARTS OF AMERICA, INC., a New York corporation (“Borrower”), and UNION BANK OF CALIFORNIA, N.A., a national banking association (“Bank”).
RECITALS:
     A. Borrower and Bank are parties to that certain Credit Agreement dated as of May 28, 2004, as amended by (i) that certain First Amendment dated as of November 8, 2005, (ii) that certain Second Amendment dated as of April 5, 2006, (iii) that certain Third Amendment dated as of April 10, 2006, (iv) that certain Fourth Amendment dated as of August 8, 2006 and (v) that certain Fifth Amendment dated as of November 10, 2006 (as so amended, the “Agreement”), pursuant to which Bank agreed to make (x) a Revolving Credit Commitment available to Borrower in the aggregate outstanding principal amount not to exceed Thirty-Five Million Dollars ($35,000,000), and (y) a Letter of Credit Sublimit of the Revolving Credit Commitment available to Borrower in the amount of Seven Million Dollars ($7,000,000), all as more specifically provided for in the Agreement.
     B. Borrower has requested that Bank make a non-revolving loan to Borrower in the aggregate principal amount not to exceed Five Million Dollars ($5,000,000), which would be available to Borrower in one or more advances. The proceeds of each advance under the non-revolving loan would be used only for the general working capital and corporate purposes of Borrower or any of its Subsidiaries. The aggregate outstanding principal amount of the non-revolving loan, together with accrued interest thereon, would be payable in full on the earlier to occur of (i) the date on which Borrower consummates a refinancing arrangement with another bank or financial institution for its outstanding obligations under the non-revolving loan and (ii) June 15, 2007. Bank is willing to make such non-revolving loan to Borrower, subject, however, to the terms and conditions of this Sixth Amendment.
AGREEMENT:
     In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:
1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2. Amendments to the Agreement.
     (a) The definition of “Bank Expenses” appearing in Section 1 of the Agreement is hereby amended by substituting the phrase “applicable Note” for the term “Revolving Note” in the last line thereof.
     (b) The definitions of “Loan Documents” and “Loan Document” appearing in Section 1 of the Agreement are hereby amended to read in full as follows:
          “‘Loan Documents’ and ‘Loan Document’ shall mean, respectively, (a) this Agreement, the Notes, the Security Agreement, the Intercreditor Agreement, the Alternative Dispute Resolution Agreement, the Letter of Credit Agreements, the Consent Agreements and all other documents, instruments and agreements, and all related riders, exhibits, resolutions, authorizations, financing statements and certificates delivered to Bank in connection with this Agreement, and (b) any one of such Loan Documents.”
     (c) Section 1 of the Agreement is hereby further amended by adding the following new definitions of “Loans” and “Loan”, “Nonrevolving Credit Commitment”, “Nonrevolving Credit Commitment Termination Date”, “Nonrevolving Loans” and “Nonrevolving Loan”, “Nonrevolving Note”, “Notes” and “Note” and “Sixth Amendment” thereto in the appropriate alphabetical order, which shall read in full as follows:
          “‘Loans’ and ‘Loan’ shall mean, respectively, (a) the Revolving Loans and the Nonrevolving Loans, and (b) any one of such Loans.”
          “‘Nonrevolving Credit Commitment’ shall have the meaning assigned to that term in Section 2.2A hereof.
          “‘Nonrevolving Credit Commitment Termination Date’ shall mean the earlier to occur of (a) the date on which Borrower consummates a refinancing arrangement with another bank or financial institution for its outstanding obligations under the non-revolving loan and (ii) June 15, 2007.
          “’Nonrevolving Loans’ and ‘Nonrevolving Loan’ shall have the meanings assigned to such terms in Section 2.2A hereof.
          “‘Nonrevolving Note’ shall have the meaning assigned to such term in Section 2.2A hereof.
          “‘Notes’ and ‘Note’ shall mean, respectively, (a) the Revolving Note and the Nonrevolving Note and (b) either of such Notes.”
          “‘Sixth Amendment’ shall mean that certain Sixth Amendment to this Agreement, dated as of March 21, 2007, by and between Borrower and Bank.

     (d) Section 2 of the Agreement is hereby amended by adding a new Section 2.2A thereto, which shall read in full as follows:
          “2.2A Nonrevolving Credit Commitment. Subject to the terms and conditions of this Agreement, from the effective date of the Sixth Amendment to this Agreement to but excluding the Nonrevolving Credit Commitment Termination Date, provided that no Event of Default then has occurred and is continuing, Bank will make one or more nonrevolving loans (collectively, the ‘Nonrevolving Loans’ and individually, a ‘Nonrevolving Loan’) to Borrower as Borrower may request from time to time; provided, however, that the aggregate principal amount of all such Nonrevolving Loans shall not exceed Five Million Dollars ($5,000,000) (the ‘Nonrevolving Credit Commitment’). Each Nonrevolving Loan requested and made hereunder shall be in a principal amount of not less than Two Hundred Fifty Thousand Dollars ($250,000). Within the limits of time and amount set forth in this Section 2.2A, Borrower may borrow and repay, but once repaid may not reborrow, Nonrevolving Loans under the Nonrevolving Credit Commitment. All Nonrevolving Loans shall be requested before the Nonrevolving Credit Commitment Termination Date, on which date all outstanding principal of and accrued but unpaid interest on all Nonrevolving Loans shall be due and payable. Borrower’s obligation to repay the outstanding principal amount of all Nonrevolving Loans, together with accrued but unpaid interest thereon, shall be evidenced by a promissory note issued by Borrower in favor of Bank (the ‘Nonrevolving Note’) on the standard form used by Bank to evidence its commercial loans. Bank shall enter the amount of each Nonrevolving Loan, and any payments thereof, in its books and records, and such entries shall be prima facie evidence of the principal amount outstanding under the Nonrevolving Credit Commitment. The failure of Bank to make any notation in its books and records shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed hereunder. The proceeds of the Nonrevolving Loans shall be disbursed pursuant to an Authorization to Disburse, on Bank’s standard form therefor, executed and delivered by Borrower to Bank, and used by Borrower only for the purpose set forth in Section 2.3(c) hereinbelow.”
     (e) Section 2.3 of the Agreement is hereby amended to read in full as follows:
          “2.3 Purposes of the Loans and Letters of Credit.
               “(a) The proceeds of each Revolving Loan made by Bank to Borrower under the Revolving Credit Commitment shall be used only for the general working capital and corporate purposes of Borrower.
               “(b) Each Letter of Credit to be issued by Bank on the account of Borrower shall be issued only for a permitted purpose as set forth in Section 2.2(b) hereinabove.
               “(c) The proceeds of each Nonrevolving Loan made by Bank to Borrower under the Nonrevolving Credit Commitment shall be used only for the general working capital and corporate purposes of Borrower or any of its Subsidiaries.”

     (f) Section 2.4 of the Agreement is hereby amended to read in full as follows:
          “2.4 Interest.
               “(a) Each Loan shall bear interest at the rate or rates provided for in the corresponding Note and selected by Borrower.
               “(b) Interest on the Loans shall be computed on the basis of the actual number of days during which the principal is outstanding thereunder divided by 360, which shall, for the purposes of computing interest, be considered one (1) year.
               “(c) Interest shall be payable on the outstanding principal amount of each Loan as set forth in the corresponding Note in accordance with Section 2.8 hereof.
               “(d) There shall be no more than four (4) Revolving Loans bearing interest at a rate based upon the Base Interest Rate (as such term is defined in the Revolving Note) outstanding at any one time under the Revolving Note.”
     (g) Section 2 of the Agreement is hereby further amended by adding a new Section 2.5A thereto, which shall read in full as follows:
          “2.5A Mandatory Prepayment Of Nonrevolving Note. Notwithstanding the maturity date set forth in the Nonrevolving Note, the principal Indebtedness evidenced by the Nonrevolving Note shall be paid or prepaid in full, without penalty or premium in accordance with the terms of the Nonrevolving Note, on the Nonrevolving Credit Commitment Termination Date. No prepayment fee shall be payable by Borrower in connection with the payment or prepayment of the Nonrevolving Note.”
     (h) Section 2.6 of the Agreement is hereby amended by substituting the term “Loan” for the term “Revolving Loan” appearing in the second line thereof.
     (i) Section 2.8 of the Agreement is hereby amended by substituting the term “Loans” for the term “Revolving Loans” appearing in the third line thereof.
     (j) Section 3.2 of the Agreement is hereby amended by substituting the term “Loans” for the term “Revolving Loans” appearing in the second line thereof.
3. Effectiveness of this Sixth Amendment. This Sixth Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:
     (a) A counterpart of this Sixth Amendment, duly executed by Borrower;
     (b) A Nonrevolving Note, on Bank’s standard form, duly executed by Borrower;

     (c) An Authorization to Disburse, on Bank’s standard form, duly executed by Borrower, authorizing Bank to disburse the proceeds of advances under the Nonrevolving Credit Commitment as provided for in the Agreement, as amended by this Sixth Amendment;
     (d) An amendment fee in the sum of Thirty Thousand Dollars ($30,000) in connection with the amendments to the Agreement provided for herein, which amendment fee shall be nonrefundable;
     (e) A legal documentation fee in the sum of One Thousand Dollars ($1,000), which legal documentation fee shall be nonrefundable; and
     (f) Such other documents, instruments or agreements as Bank may reasonably deem necessary in order to effect fully the purposes of this Sixth Amendment.
4. Ratification.
     (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and
     (b) Upon the effectiveness of this Sixth Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Sixth Amendment, and each reference in the Agreement to the “Notes” or “Note” shall include the Nonrevolving Note issued by Borrower to Bank pursuant to this Sixth Amendment.
5. Representations and Warranties. Borrower represents and warrants as follows:
     (a) Each of the representations and warranties contained in Section 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;
     (b) The execution, delivery and performance of this Sixth Amendment and the execution and delivery of the Nonrevolving Note are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;
     (c) This Sixth Amendment is, and the Nonrevolving Note when executed and delivered for value received will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms; and
     (d) No event has occurred and is continuing or would result from this Sixth Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

6. Governing Law. This Sixth Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.
7. Counterparts. This Sixth Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
     WITNESS the due execution hereof as of the date first above written.
“Borrower”

MOTORCAR PARTS OF AMERICA, INC.

By:	/s/	Selwyn H. Joffe

Selwyn H. Joffe
Chairman, President and
Chief Executive Officer

“Bank”

UNION BANK OF CALIFORNIA, N.A.

By:	/s/	Robert W. Tietjen

Robert W. Tietjen
Vice President